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                                 Exhibit 23 (i)

                   Opinion of Counsel as to Legality of Shares

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              Law Offices of Paul, Hastings, Janofsky & Walker LLP
                                55 Second Street
                      San Francisco, California 94105-3441
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                          Internet www.paulhastings.com



                                 April 23, 2003



Gartmore Global Asset Management Trust
1200 River Road
Conshohocken, Pennsylvania 19428

Attn:  Ms. Angela Jett, Esq.

        Re:    The Montgomery Funds III (the "Registrant")

Ladies and Gentlemen:

               We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the Montgomery Variable Series: Emerging Markets Fund.

               The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 10 filed with the Commission on May 2, 2000.

                                            Very truly yours,

                                    /s/ Paul, Hastings, Janofsky & Walker LLP

                                    Paul, Hastings, Janofsky & Walker LLP